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                                                                   EXHIBIT 23(a)

                             Independent Auditors Consent


The Board of Directors
New York Community Bancorp, Inc.;

We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 ("Registration Statement") of New York Community Bancorp, Inc. of our report dated January 23, 2002, relating to our audits of the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the annual report and is incorporated by reference on Form 10-K of New York Community Bancorp, Inc. for the year ended December 31, 2001 and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to changes, in 2001, in New York Community Bancorp, Inc.'s methods of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

/s/ KPMG LLP

New York, New York
April 25, 2002